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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                (INCLUDING ANY ASSOCIATED STOCK PURCHASE RIGHTS)

                                       OF

                         GUARANTY NATIONAL CORPORATION

                                       AT

                              $36.00 NET PER SHARE

                                       BY

                           ORION CAPITAL CORPORATION

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ON THURSDAY, DECEMBER 4, 1997, AT 12:00 MIDNIGHT, NEW YORK CITY TIME, UNLESS THE OFFER IS EXTENDED.

                                                                November 5, 1997

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated November 5, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") in connection with the offer by Orion Capital Corporation, a Delaware corporation ("Orion"), to purchase all of the outstanding shares of Common Stock, $1.00 par value per share (the "Shares"), of Guaranty National Corporation, a Colorado corporation ("Orion"), and any Rights, for $36.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Unless the context otherwise requires, all references to Shares shall include the associated Rights and all references to the Rights shall include all benefits that may inure to holders of the Rights pursuant to the Rights Agreement (as defined in the Offer to Purchase). Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available, or who cannot deliver their Share Certificates and all other required documents to the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

     We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. THE SPECIMEN LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES.

     We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The tender price is $36.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.
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          2. The Offer is being made pursuant to an Agreement and Plan of
     Merger, dated as of October 31, 1997, (the "Merger Agreement"), by and between Orion and Guaranty. The Merger Agreement provides that, among other things, following the consummation of the Offer and the satisfaction or waiver of the other conditions set forth in the merger agreement, a wholly-owned subsidiary of Orion will be merged with and into Guaranty (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares held in the treasury of Guaranty, owned directly or indirectly by Guaranty, held by Orion or any of its subsidiaries or any held by shareholders who shall have perfected their dissenters' rights under Colorado law) will be converted into the right to receive the $36.00 price per Share paid in the Offer, without interest.

          The Board of Directors of Guaranty has unanimously approved the Merger Agreement, the Offer and the Merger, has determined that the Offer and the Merger are fair to, and in the best interests of, the shareholders of Guaranty and recommends acceptance of the Offer.

          3. The Offer and withdrawal rights will expire on Thursday, December 4, 1997, at 12:00 midnight, New York City time, unless the Offer is extended.

          4. The Offer is conditioned as set forth in the Offer to Purchase, including the condition that a minimum number of Shares equal to at least 50.01% of the Shares not owned by Orion or its wholly-owned subsidiaries are validly tendered and not withdrawn prior to the expiration of the Offer.

          5. Stockholders who tender Shares will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchasers pursuant to the Offer.

          6. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by State Street Bank and Trust Company (the "Depositary") of (a) Share Certificates or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company or The Philadelphia Depository Trust Company (collectively, the "Book-Entry Transfer Facilities"), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when Share Certificates or confirmations of book-entry transfer of Shares into the Depositary's account at a Book-Entry Transfer Facility are actually received by the Depositary.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the back page of this letter. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

     In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of Orion, if at all, only by Donaldson, Lufkin & Jenrette Securities Corporation, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
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                          INSTRUCTIONS WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH
                           ALL SHARES OF COMMON STOCK
                                       OF

                         GUARANTY NATIONAL CORPORATION

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated November 5, 1997 and the related Letter of Transmittal (which, as supplemented or amended, collectively constitute the "Offer") in connection with the offer by Orion Capital Corporation, a Delaware corporation, to purchase all of the outstanding shares of common stock, par value $1.00 per share of Guaranty National Corporation not owned by Orion or one of its wholly-owned subsidiaries (the "Shares").

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Number(1) of Shares to be Tendered: __________ Shares of Common Stock

Account Number: ________________________________________

Dated:  ___________ ,

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                                   SIGN HERE

Signature
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Print Name(s):
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Print Address(es):
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Area Code and Telephone No.:
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Taxpayer ID No. or Social Security No.:
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(1)Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.